SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 11, 2013 (April 5, 2013)

Southwest Iowa Renewable Energy, LLC
(Exact Name of registrant as specified in its charter)

Iowa	000-53041	20-2735046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10868 189th Street
Council Bluffs, Iowa  51503
(Address, including zip code, of principal executive offices)

(712) 366-0392
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Carbon Dioxide Purchase and Sale Agreement with EPCO Carbon Dioxide Products, Inc.

On April 5, 2013, Southwest Iowa Renewable Energy, LLC (the “Company”) and EPCO Carbon Dioxide Products, Inc., an Illinois corporation (”EPCO”) entered into a Carbon Dioxide Purchase and Sale Agreement effective April 2, 2013 (the “Agreement”) pursuant to which the Company has agreed to supply, and EPCO has agreed to purchase, a portion of raw CO2 gas produced by the Company’s ethanol plant which meets certain specifications. EPCO will lease a portion of the Company’s property under a separate written lease, described below, on which EPCO will construct a carbon dioxide liquefaction plant (the “EPCO Plant”).

The term of the Agreement shall be for ten (10) years effective on the startup of the EPCO Plant (the “Initial Term”).  The Agreement renews automatically for two (2) additional five (5) year periods thereafter, unless written notice of termination is submitted within six (6) months prior to the end of the Initial Term or any renewal period.

EPCO has agreed to pay the Company a set base price per ton during an initial period under the Agreement (the “Ramp Up Period”) and then an increased base price following the Ramp Up Period.  In addition to the base price per ton, which acts as a floor price, EPCO will pay the Company an additional amount based on EPCO profits above a minimum targeted margin.  The Agreement also contains a take or pay obligation pursuant to which EPCO agrees to pay the Company for a minimum number of tons each year.  EPCO may be entitled to a CO2 credit in certain circumstances and as calculated in the Agreement.

Non-Exclusive CO2 Facility Site Lease Agreement

On April 5, 2013, the Company and EPCO entered into a Non-Exclusive CO2 Facility Site Lease Agreement effective April 2, 2013 (the “Lease”) pursuant to which the Company granted a non-exclusive right of entry and license to EPCO to construct, maintain and operate the EPCO Plant on a site consisting of 1-2 acres of land near the Company’s ethanol plant. In exchange for the license, EPCO will pay the Company an annual license fee of $100 for each year the Lease is in effect.  EPCO further agreed to pay its proportionate share of any increase in the real estate taxes payable by the Company as a result of an increase in assessed valuation.

 EPCO will use the EPCO Plant for the sole purpose of producing, marketing and selling food grade CO2 from the raw CO2 that EPCO purchases from the Company.  The term of the Lease is coterminous with the term of Agreement.

In the event EPCO defaults on the Lease, the Company has the right to terminate the Lease, remove all of EPCO’s equipment and improvements, or disconnect power to the EPCO Plant.  The Lease is subordinate to any and all ground or underlying leases, all mortgages, all covenants, restrictions, easements and encumbrances that may now or in the future affect the EPCO Plant or real property where the EPCO Plant will be situated.

The foregoing descriptions of the Agreement and Lease do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement and Lease which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description
+ 10.1 10.2
Carbon Dioxide Purchase and Sale Agreement effective April 2, 2013 between Southwest Iowa Renewable Energy, LLC and EPCO Carbon Dioxide Products, Inc.

Non-Exclusive CO2 Facility Site Lease Agreement effective April 2, 2013 between Southwest Iowa Renewable Energy, LLC and EPCO Carbon Dioxide Products, Inc.

+
Material has been omitted from this exhibit pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities and Exchange Act of 1934 and such material has been filed separately with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2013	SOUTHWEST IOWA RENEWABLE ENERGY, LLC

	By:	/s/ Brian T. Cahill
Brian T. Cahill
General Manager, President, and CEO

EXHIBIT INDEX

Exhibit Number	Description

+ 10.1 10.2
Carbon Dioxide Purchase and Sale Agreement effective April 2, 2013 between Southwest Iowa Renewable Energy, LLC and EPCO Carbon Dioxide Products, Inc.

Non-Exclusive CO2 Facility Site Lease Agreement effective April 2, 2013 between Southwest Iowa Renewable Energy, LLC and EPCO Carbon Dioxide Products, Inc.

+
Material has been omitted from this exhibit pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities and Exchange Act of 1934 and such material has been filed separately with the Securities and Exchange Commission.